Exhibit 4.2

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

by and among

inVentiv Group Holdings, Inc.,

inVentiv Midco Holdings, Inc.,

inVentiv Holdings, Inc.,

inVentiv Health, Inc.

and

the Investors, Other Investors and Managers Named Herein

Dated as of [●], 2016

TABLE OF CONTENTS

Page

1.	EFFECTIVENESS; DEFINITIONS		2

	1.1.	Definitions	2

2.	RESERVED		2

3.	TRANSFER RESTRICTIONS		2

	3.1.	Permitted Transferees	2

	3.2.	Public	3

	3.3.	Impermissible Transfer	4

	3.4.	Other Restrictions on Transfer	4

	3.5.	Period	4

	3.6.	Stockholder Lock-Up	4

4.	RESERVED		5

5.	RESERVED		5

6.	COVENANTS		5

	6.1.	Directors’ and Officers’ Insurance	5

	6.2.	Confidentiality	5

	6.3.	Other Business Opportunities	6

7.	REMEDIES		6

	7.1.	Generally	6

8.	LEGENDS		6

	8.1.	Restrictive Legend	6

	8.2.	1933 Act Legends	7

	8.3.	Stop Transfer Instruction	7

	8.4.	Termination of 1933 Act Legend	8

9.	AMENDMENT, TERMINATION, ETC		8

	9.1.	Oral Modifications	8

	9.2.	Written Modifications	8

	9.3.	Effect of Termination	8

10.	DEFINITIONS		8

	10.1.	Certain Matters of Construction	8

	10.2.	Definitions	9

11.	MISCELLANEOUS		13

	11.1.	Authority; Effect	13

	11.2.	Notices	14

	11.3.	Binding Effect, Etc	15

	11.4.	Descriptive Headings	15

	11.5.	Counterparts	15

	11.6.	Severability	15

	11.7.	No Recourse	15

	11.8.	Aggregation of Shares	16

12.	GOVERNING LAW		16

	12.1.	Governing Law	16

	12.2.	Consent to Jurisdiction	16

	12.3.	WAIVER OF JURY TRIAL	17

	12.4.	Exercise of Rights and Remedies	17

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (the “Agreement”) is made as of [●], 2016 by and among:

(i)	inVentiv Group Holdings, Inc. (formerly Papillon Holdings, Inc.) (together with its successors and permitted assigns) (the “Company”);

(ii)	inVentiv Midco Holdings, Inc. (together with its successors and permitted assigns) (“Midco Holdings”);

(iii)	inVentiv Holdings, Inc. (together with its successors and permitted assigns) (“Holdings”);

(iv)	inVentiv Health, Inc. (together with its successors and permitted assigns) (“inVentiv”);

(v)	each of Thomas H. Lee Equity Fund VI, L.P. (“THL Fund VI”), Thomas H. Lee Parallel Fund VI, L.P. (“THL Parallel Fund”), Thomas H. Lee Parallel (DT) Fund VI, L.P.(“THL Parallel (DT) Fund”), Great-West Investors, L.P., Putnam Investments Employees’ Securities Company III, LLC, THL Coinvestment Partners, L.P., and THL Operating Partners, L.P., THL Equity Fund VI Investors (inVentiv), LLC, and such other Affiliated Funds that from time to time become party hereto by executing a counterpart signature page hereof in the form of Exhibit A hereto or such other form as may be designated by the Board and are designated by the Board as “Investors” (together with their Permitted Transferees, the “Investors”);

(vi)	each of R. Blane Walter (“Walter”) (solely in his capacity as a holder of Walter Rollover Shares), Liberty Lane IH LLC (“Liberty Lane”) (solely in its capacity as a holder of LL Other Investor Shares), RGIP, LLC, and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof in the form of Exhibit A hereto or such other form as may be designated by the Board and are designated by the Board as “Other Investors” (together with their Permitted Transferees, the “Other Investors”); and

(vii)	each of Walter (solely in his capacity as a holder of Shares other than the Walter Rollover Shares), Liberty Lane (solely in its capacity as a holder of Shares other than LL Other Investor Shares), and such other Persons who were a party to the Prior Agreement or who from time to time become party hereto by executing a counterpart signature page hereof in the form of Exhibit A hereto or such other form as may be designated by the Board and are designated by the Board as “Managers” (together with their Permitted Transferees, the “Managers” and together with the Investors and the Other Investors, the “Stockholders”), it being understood for purposes of clarity that (a) Walter shall not be deemed a Manager in respect of the Walter Rollover Shares and (b) neither Liberty Lane nor any of its employees or members shall be deemed a Manager in respect of the LL Other Investor Shares.

Recitals

1. On August 4, 2010, the parties entered into a Stockholders Agreement (the “Prior Agreement”).

2. The parties desire to amend and restate the Prior Agreement, and this Agreement has been approved and executed by the Majority Investors and the Stockholders that were a party to the Prior Agreement remain bound by the obligations herein.

Agreement

Therefore, the parties hereto hereby agree to amend and restate the Prior Agreement in its entirety with effect from the date hereof as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10 hereof.

2. RESERVED.

3. TRANSFER RESTRICTIONS. Except as permitted by the written consent of the Company or as provided in this Section 3, no holder of Shares shall Transfer any of such Shares to any other Person.

3.1. Permitted Transferees.

3.1.1. Affiliates.

3.1.1.1. Any holder of Shares may Transfer any or all of such Shares to an Affiliate of such holder.

3.1.1.2. Walter may Transfer any or all of his Shares to any Walter GRAT or any residual beneficiary of any Walter GRAT provided that such Transfer is a bona fide gift not for value.

3.1.1.3. Any Walter GRAT may Transfer any or all of its Shares to Walter, any other Walter GRAT or any residual beneficiary of any Walter GRAT provided that such Transfer is a bona fide gift not for value. Notwithstanding anything to the contrary in this Agreement, the opinion delivery requirement included in the legend required by Section 8.2 shall not apply as to any Transfers pursuant to Section 3.1.1.2 or 3.1.1.3.

3.1.1.4. Liberty Lane may Transfer any or all of the Shares acquired by Liberty Lane upon the exercise of an Option to any member or employee of Liberty Lane provided that (i) such transferee is a member or employee of Liberty Lane at the time of such Transfer, (ii) such transferee is (and represents in writing to the Company that such transferee is at the time of such Transfer) an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, (iii) when such proposed transferee is combined with all other prior transferees of Shares from Liberty Lane, the total number of transferees does not exceed ten (10) Persons, and (iv) such transferee does not, directly or indirectly, provide services or financial or other support to a competitor of the Company or any of its subsidiaries.

3.1.2. Upon Death. Upon the death of any holder of Shares who is a natural Person, such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder.

3.1.3. Investors and Company. Any holder of Shares may Transfer any or all of such Shares (a) to any Investor, (b) with the Board’s approval, to the Company or any subsidiary of the Company, or (c) in a registered offering in accordance with the terms of any registration rights agreement to which the Company is a party.

3.1.4. Additional Permitted Transfers by the Investors. Any holder of Investor Shares may Transfer any or all of such Shares (a) to an Investor or an Affiliated Fund, (b) to its partners, members, managers or stockholders or to Affiliates of any of the foregoing or (c) to any director, officer or employee of, or consultant or adviser to, the Company or its subsidiaries.

No Transfer permitted under the terms of this Section 3.1 shall be effective unless the transferee of such Shares (each, a “Permitted Transferee”) has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee shall remain Investor Shares, Other Investor Shares or Management Shares, as the case may be, and shall be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as the holder of Investor Shares, Other Investor Shares or Management Shares, as the case may be, hereunder; provided, however, that Shares Transferred to any director, officer or employee of, or consultant or adviser to, the Company or any of its subsidiaries by a holder of Investor Shares shall thereafter become Management Shares hereunder; and provided, further that no Transfer by any holder of Shares to a Permitted Transferee shall relieve such holder of any of its obligations hereunder.

3.2. Public. Notwithstanding any other provision of this Section 3, any holder of Shares may Transfer such Shares in a Public Offering or, after the date hereof, pursuant to Rule 144 or in a registered offering in accordance with the terms of any registration rights agreement to which the Company is a party, which Shares shall conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.3. Impermissible Transfer. Notwithstanding any other provision of this Section 3 or otherwise, in no event shall any Manager be entitled to Transfer its Shares (i) to an Affiliate of such Manager without the prior written consent of the Company; (ii) to any Person (whether or not to an Affiliate) that in the judgment of the Majority Investors is a competitor of, or other Person who is adverse to the interests of, the Company or inVentiv; or (iii) to any Person who (directly or indirectly) (a) holds an ownership interest in such competitor, (b) has invested or provided services or financial support to such competitor or (c) has designated, or has the right to designate, a member of the board of directors of such competitor, in each case without the approval of the Majority Investors, except, in or following a Qualified Public Offering, in any bona fide underwritten public offering or in any Rule 144 Sale. In addition, no Manager shall be entitled to Transfer Shares at any time if such Transfer would: (1) violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Shares; (2) cause the Company to be required to register Common Stock under Section 12(g) of the Exchange Act; (3) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or (4) be a non-exempt “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.4. Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including any restrictions on transfer contained in a restricted stock agreement, stock option agreement, stock subscription agreement or other agreement to which such Stockholder is a party or by which it is bound.

3.5. Period. The foregoing provisions of this Section 3 shall expire upon the earlier of (a) a Change of Control and (b) the six month anniversary of the closing of the Qualified Public Offering.

3.6. Stockholder Lock-Up. In connection with each underwritten Public Offering, each Stockholder hereby agrees to be bound by and, if requested, to execute and deliver a lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (i) Transfer any Shares or (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Shares, in each case to the extent that such restrictions are agreed to (A) in the case of an Initial Public Offering that is not a demand registration initiated by an Investor, by the Board, (B) in the case of a demand registration initiated by an Investor, by the Investors holding a majority of the Shares proposed to be offered and (C) otherwise, by the holders of a majority of the Shares participating in the Public Offering.

4.	RESERVED.

5.	RESERVED.

6.	COVENANTS

6.1. Directors’ and Officers’ Insurance. The Company shall purchase and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any Person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 6.1 shall survive any termination of this Agreement.

6.2. Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.2 by such Stockholder or its Affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Stockholder; provided, however, that a Stockholder may disclose confidential information (v) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (w) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 6.2 as if a Stockholder, (x) to any Affiliate, partner, member or related investment fund of such Stockholder and their respective directors, employees and consultants, in each case in the ordinary course of business, (y) as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom such Stockholder may disclose confidential information pursuant to clauses (v) through (x) of the preceding proviso shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 6.2., unless such Stockholder has taken reasonable measures to inform such Person to whom disclosure is made that such information is confidential information and may not be further disclosed by such Person and, if appropriate or customary, obtained a written non-disclosure agreement from such Person. Each of the parties hereto acknowledge that the Investors or any of their Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Section 6.2 shall preclude or in any way restrict the Investors or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company.

6.3. Other Business Opportunities. To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine shall not apply to any Investor, any member of the Board, any officer of the Company or any other indemnitee in each case who is not an employee of the Company or any of its operating subsidiaries. The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Investor, any member of the Board, any officer of the Company or any other indemnitee in each case who is not an employee of the Company or any of its operating subsidiaries. Each Investor, member of the Board, officer of the Company or other indemnitee in each case who is not a full-time employee of the Company or any of its operating subsidiaries who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall not (i) have any duty to communicate or offer such opportunity to the Company and (ii) shall not be liable to the Company or any of its subsidiaries or to the shareholders of the Company or any of its subsidiaries because such Investor, member of the Board, officer of the Company or other indemnitee in each case who is not a full-time employee of the Company or any of its operating subsidiaries pursues or acquires for, or directs such opportunity to, itself or another Person or does not communicate such opportunity or information to the Company.

7.	REMEDIES.

7.1. Generally. The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

8.	LEGENDS.

8.1. Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY (THE

“STOCKHOLDERS AGREEMENT”), A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.

Each certificate representing Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Investor:             .

Each certificate representing Other Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Other Investor:             .

Each certificate representing Management Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Manager:             .

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

8.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR, EXCEPT AS PROVIDED IN THE STOCKHOLDERS AGREEMENT, AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

8.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

8.4. Termination of 1933 Act Legend. The requirements imposed by the legend required by Section 8.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Weil, Gotshal & Manges LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (b)(1) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2 hereof.

9.	AMENDMENT, TERMINATION, ETC.

9.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

9.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that (a) the consent of the Majority Other Investors shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Other Investor Shares as such under this Agreement and (b) the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Management Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

9.3. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

10.	DEFINITIONS. For purposes of this Agreement:

10.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

10.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor or that receives investment advice from the investment adviser to any Investor or an investment adviser Affiliated with such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Board” shall mean the board of directors of the Company.

“Change of Control” shall mean (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board or (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Investors and their Affiliates shall own less than 25% of the Equivalent Shares.

“Closing” shall mean the closing of the merger on August 4, 2010 pursuant to the Agreement and Plan of Merger dated as of May 6, 2010, as amended, among inVentiv, the Company and inVentiv Acquisition, Inc.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share (and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof).

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Holdings” shall have the meaning set forth in the Preamble.

“Initial Public Offering” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act) following which the Company’s Common Stock is listed on the New York Stock Exchange or the NASDAQ Global Select Market.

“inVentiv” shall have the meaning set forth in the Preamble.

“Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Investors” shall have the meaning set forth in the Preamble.

“Liberty Lane” shall have the meaning set forth in the Preamble.

“LL Other Investor Shares” shall mean those Other Investor Shares issued to Liberty Lane in connection with the Closing in exchange for a cash investment by Liberty Lane in the Company on or prior to the Closing or issued to Liberty Lane after the Closing in exchange for a cash investment (other than in connection with the exercise of any Option) to the extent so designated by the Investors.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Managers” shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

“Majority Other Investors” shall mean, as of any date, the holders of a majority of the Other Investor Shares outstanding on such date.

“Management Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager (or a Person to whom such shares of Common Stock were originally issued at the request of a Manager), whenever issued, including all Rollover Shares (other than Walter Rollover Shares) and shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Managers” shall have the meaning set forth in the Preamble. For the avoidance of doubt, (a) Walter shall be deemed to be a Manager under this Agreement solely in his capacity as a holder of Shares other than the Walter Rollover Shares and (b) Liberty Lane shall be deemed to be a Manager under this Agreement solely in its capacity as a holder of Shares other than the LL Other Investor Shares.

“Member of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendant of such individual, each trust, partnership or other entity controlled by one or more of the aforementioned Persons and created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian.

“Merger” shall mean the merger of inVentiv Acquisition, Inc. with and into inVentiv as provided in the Agreement and Plan of Merger dated as of May 6, 2010, as amended, among inVentiv, the Company and inVentiv Acquisition, Inc.

“Midco Holdings” shall have the meaning set forth in the Preamble.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Other Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Other Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Other Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Other Investors” shall have the meaning set forth in the Preamble. For the avoidance of doubt, (a) Walter shall be deemed to be an Other Investor under this Agreement solely in his capacity as a holder of the Walter Rollover Shares and (b) Liberty Lane shall be deemed to be an Other Investor under this Agreement solely in its capacity as a holder of the LL Other Investor Shares.

“Permitted Transferee” shall have the meaning set forth in Section 3.1.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Prior Agreement” shall have the meaning set forth in the Recitals.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” shall mean a Public Offering, other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form, in which the aggregate price to the public of all such common stock sold in such offering shall exceed $100,000,000.

“Regulation D” shall mean Regulation D under the Securities Act (or any successor provision).

“Rollover Shares” shall mean the Walter Rollover Shares and those Management Shares issued to other Managers in connection with the Closing of the Merger in exchange for shares of common stock of inVentiv issued to such Manager prior to the Merger.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor provision).

“Sale” shall mean a Transfer for value; and “Sell” and “Sold” shall each have a correlative meaning.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all Investor Shares, Other Investor Shares, and Management Shares.

“Stockholders” shall have the meaning set forth in the Preamble.

“THL Fund VI” shall have the meaning set forth in the Preamble.

“THL Parallel (DT) Fund” shall have the meaning set forth in the Preamble.

“THL Parallel Fund” shall have the meaning set forth in the Preamble.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, and “Transferred”, “Transferee”, “Transferability”, and “Transferor” shall each have a correlative meaning.

“Walter” shall have the meaning set forth in the Preamble.

“Walter GRAT” shall mean any grantor retained annuity trust existing as of the date of this Agreement or created in the future (a) of which Walter is the trustee and (b) whose residual beneficiaries are Members of the Immediate Family of Walter. The term “Walter GRAT” shall also include that certain intentionally defective grantor retained annuity trust existing as of the date of this Agreement (a) of which Walter’s brother, Peter A. Walter, is the trustee and (b) whose residual beneficiaries are Walter and/or Members of the Immediate Family of Walter.

“Walter Rollover Shares” shall mean those Other Investor Shares issued to Walter or any Walter GRAT in connection with the Closing in exchange for (a) shares of common stock of inVentiv issued to Walter prior to the Closing and (b) a cash investment by Walter in the Company on or prior to the Closing.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

11.	MISCELLANEOUS.

11.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. Each of the Company, Midco Holdings, Holdings and inVentiv shall be jointly and severally liable for any payment obligation of the Company, Midco Holdings, Holdings or inVentiv pursuant to this Agreement.

11.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier, (ii) by registered or certified mail, postage prepaid, or (iii) by facsimile, in each case, addressed as follows:

If to the Company, Midco Holdings, Holdings or inVentiv:

inVentiv Group Holdings, Inc.

c/o Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, Massachusetts 02110

Attention: Todd M. Abbrecht

Facsimile: (617) 227-3514

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:     Michael J. Aiello

                                               Sachin Kohli

Facsimile:    (212) 310-8007

If to an Investor:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, Massachusetts 02110

Attention: Todd M. Abbrecht

Facsimile: (617) 227-3514

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:     Michael J. Aiello

                                           Sachin Kohli

Facsimile:    (212) 310-8007

If to an Other Investor or a Manager, to him at the address set forth in the stock record book of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two (2) Business Days after being sent by nationally-known, reputable overnight carrier, (c) three (3) Business Days after deposit with the U.S. Postal Service, if sent by registered or certified mail, and (d) when receipt is acknowledged, in the case of facsimile. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11.3. Binding Effect, Etc. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents and any managements rights letters or similar letters with any Investor, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

11.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

11.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

11.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the fullest extent possible. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

11.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any former, current or future, direct or indirect director, officer, employee, agent or Affiliate of an Investor, any former, current or future, direct or indirect holder of any equity interests or securities of an Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), any former, current or future assignee of an

Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, controlling person, representative or assignee of any of the foregoing (collectively, the “No Recourse Persons”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Person for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

11.8. Aggregation of Shares. All Shares held by a Stockholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under Section 3. Within any group comprised of a Stockholder and its Affiliates and Affiliated Funds, such Stockholders may allocate the ability to exercise any rights under this Agreement in any manner that such group (by a majority of the Shares held by such group) sees fit.

12.	GOVERNING LAW.

12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 12.2, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

12.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

EXHIBIT A

Counterpart Signature Page

The undersigned hereby agrees to join, become a party to and be bound by, as a “Stockholder” and a [Investor/Other Investor/Manager] under that certain Amended and Restated Stockholders Agreement of inVentiv Group Holdings, Inc. (the “Company”), entered into as of [●], by and among: (i) the Company, (ii) inVentiv Midco Holdings, Inc., (iii) inVentiv Holdings, Inc., (iv) inVentiv Health, Inc. and (v) certain other holders of the Company’s outstanding securities, as the same may be in effect from time to time.

Name of Stockholder

By:
(if applicable)

By:
Name:
Title:

Dated: , 20

Address for notices: